UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2025

MGO Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41592	87-3929852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

813 NE 17th Terrace, Unit A, Fort Lauderdale, Florida	33346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 913-3316

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	MGOL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

MGO Global Inc., a Delaware corporation (“MGO”) convened the Special General Meeting of Stockholders (the “Special Meeting”) on Friday, February 14, 2025 at 11:00 a.m. Eastern Time via live interactive webcast at www.virtualshareholdermeeting.com/MGOL2025SM to approve, among other things, the previously announced business combination (the “Business Combination”) of MGO and Heidmar, Inc. (“Heidmar”).

At the Special Meeting, two proposals were submitted to the stockholders for approval as set forth in the notice of meeting and preliminary proxy statement mailed to stockholders on February 4, 2025 and the definitive proxy statement filed with the U.S. Securities and Exchange Commission (“SEC”) on February 5, 2025 and mailed to stockholders on February 6, 2025. As of the record date, December 18, 2024, a total of 2,904,001 shares of common stock of MGO (“Common Stock”) were issued and outstanding and entitled to vote. The Common Stock constituted all of the voting securities of MGO on the record date. The record date holders of 1,702,643 shares of Common Stock were present in person or represented by proxy at the Special Meeting, representing approximately 58.63% of the Common Stock entitled to vote at such meeting and MGO’s total voting power.

At the Special Meeting, the stockholders approved all proposals submitted. The votes on the proposals were cast as set forth below:

Adoption of the Business Combination Agreement

	FOR	AGAINST	ABSTAIN/WITHHELD	BROKER NON-VOTES
Total Shares Voted	1,673,893	18,515	10,235	0

The affirmative vote of a majority of the total outstanding shares of Common Stock was required for approval. The proposal was approved.

Adjournment of the Special Meeting

	FOR	AGAINST	ABSTAIN/WITHHELD	BROKER NON-VOTES
Total Shares Voted	1,671,073	22,909	8,661	0

The affirmative vote of a majority of the votes cast at the Special Meeting was required for approval. The proposal was approved.

Following the closing of the Business Combination (the “Closing”), which is expected to occur next week, the combined company will operate under the name Heidmar Maritime Holdings Corporation (“Holdings”) and its ordinary shares are expected to trade on The Nasdaq Capital Market under the ticker symbol “HMR”. Until that time, MGO’s Common Stock shall continue to trade on The Nasdaq Capital Market under the ticker symbol “MGOL”.

Item 8.01. Other Events.

On February 14, 2024, MGO and Heidmar jointly issued a press release announcing that MGO stockholders approved the proposed Business Combination. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The disclosure under Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information provided herein shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release titled “MGO Global’s Stockholders Approve Business Combination with Heidmar at Today’s Special Meeting of Stockholders,” dated February 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2025	MGO Global Inc.

	By:	/s/ Maximiliano Ojeda
	Name:	Maximiliano Ojeda
	Title:	Chief Executive Officer